UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2021 (November 2, 2021)

Bird Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-256187	86-3723155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

406 Broadway, Suite 369 Santa Monica, California 90401	90401
(Address of principal executive offices)	(Zip Code)

(866) 205-2442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 2, 2021, Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), issued a press release announcing, among other things, that its shareholders have voted to approve the previously announced business combination (the “Business Combination”), among Switchback, Bird Rides, Inc., a Delaware corporation, Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback, and Bird Global, Inc., a Delaware corporation and wholly owned direct subsidiary of Bird Rides, Inc., and all other related proposals at its extraordinary general meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Shareholders holding 21,250,179 of Switchback’s Class A ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in Switchback’s trust account. As a result, approximately $212.5 million (or approximately $10.00 per share) will be removed from Switchback’s trust account to pay such holders upon consummation of the Business Combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: November 3, 2021	By:	/s/ Yibo Ling
	Name:	Yibo Ling
	Title:	Chief Financial Officer